SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))



[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             BellSouth Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

The following email is to be sent to BellSouth employees regarding the receipt of proxies regarding BellSouth's proposed Latin America tracking stock:


Watch for 'tracking stock' information

BellSouth is in the process of sending out packages of information to all shareholders, including employee shareholders, with information regarding the upcoming special meeting of shareholders to be held on December 5th. The primary purpose of the special meeting is to obtain shareholder approval so that BellSouth can issue a new series of stock called "tracking stock."

Please look for your package in the mail, review the materials, call the 800 number indicated in the materials if you have questions, and vote your shares as soon as possible. A favorable vote of a majority of all outstanding shares of BellSouth is required to pass the proposal. Your vote is very important. Please support BellSouth by voting for the proposals.

*************** Shareholders will receive the definitive proxy statement for free in connection with the solicitation of proxies for the special meeting. You should carefully review the definitive proxy statement because it contains important information. You can also obtain the definitive proxy statement for free at the SEC's Internet Web site at http://www.sec.gov.

BellSouth and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of BellSouth's shareholders to adopt the proposals set forth in the definitive proxy statement. The participants in this solicitation may include the directors and executive officers of BellSouth, who may have an interest in the transaction including as a result of holding shares or options of BellSouth common stock. A detailed list of the names and interests of BellSouth's directors and executive officers is contained in BellSouth's proxy statement for its 2000 annual meeting and its Form 10-K for the fiscal year ended December 31, 1999, respectively, both of which may be obtained without charge at the SEC's Internet Web site at http://www.sec.gov.